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                                                                  EXHIBIT (j)(2)


                       CONSENT OF INDEPENDENT AUDITORS


To the Board of Trustees and Shareholders of Van Kampen Tax Free Money Fund:

We consent to the references to our Firm under the heading "Financial Highlights" in the Prospectus and "Other Information-Independent Auditors" in the Statement of Additional Information and to the inclusion of our report dated August 5, 1999 related to the financial highlights for each of the periods in the three-year period ending June 30, 1999 as an Exhibit in the Registration Statement.


/s/ KPMG LLP


Chicago, Illinois
October 26, 2001